Exhibit 10.4
AMENDMENT NO. 1
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
WAMSUTTER LLC
     This Amendment No. 1, dated February 17, 2010 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement, dated as of December 1, 2007 (the “Operating Agreement”), of Wamsutter LLC, a Delaware limited liability company (the “Company”), is entered into by Williams Field Services Company, LLC, a Delaware limited liability company and a member of the Company (“WFSC”), and Williams Partners Operating LLC, a Delaware limited liability company and a member of the Company (“OpCo”). Capitalized terms used but not defined herein are used as defined in the Operating Agreement.
RECITALS
     WHEREAS, pursuant to the Purchase and Sale Agreement, dated as of the date hereof, between WFSC and OpCo, WFSC sold, granted, contributed, transferred, assigned and conveyed 100% of the Class B Interests in the Company and all of its Class C Interests in the Company, which is approximately 31% of all the Class C Interests in the Company, to OpCo; and
     WHEREAS, WFSC and OpCo desire to amend the Operating Agreement to reflect that WFSC has ceased to be a Member, that OpCo now owns 100% of the Class A Interests, Class B Interests and Class C Interests in the Company, and that OpCo is now the sole Member of the Company.
AGREEMENT
     NOW THEREFORE, the undersigned hereby agree as follows:
     1. Amendments.
     (a) Effective as of the date hereof, for all purposes under the Operating Agreement, all references to “Class A Member(s),” “Class B Member(s),” “Class C Member(s),” and “Member(s)” shall mean OpCo.
     (b) Effective as of the date hereof, all Class A Interests, Class B Interests and Class C Interests shall automatically convert to Common Interests.
     2. No Other Provisions Amended. Except as hereby amended, the Operating Agreement shall remain in full force and effect.
     3. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document.
*  *  *  *  *

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

WILLIAMS FIELD SERVICES COMPANY, LLC
By:	/s/ Alan S. Armstrong
	Name:	Alan S. Armstrong
	Title:	Senior Vice President

WILLIAMS PARTNERS OPERATING, LLC

By:	Williams Partners LP, its managing member

By:	Williams Partners GP LLC, its general
partner

By:	/s/ Donald R. Chappel
	Name:	Donald R. Chappel
	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to
Amended and Restated Limited Liability Company Agreement
of Wamsutter LLC